Exhibit - 99.1

Final Draft - For Release after market close at 4:10 EST, April 28, 2005

Contact:	Kelly Delany
Director, Communications
1.805.681.3322
kdelany@somera.com

Somera Announces First Quarter 2005 Financial Results

Q1 2005 Highlights

•	Gross profit of $7.7 million or 37% of revenues; up from $6.2 million or 27% of revenues in the fourth quarter 2004

•	Operating expenses were $10.8 million, a decrease of 16% from fourth quarter 2004

•	Net loss of $3.3 million, a 47% improvement compared to the fourth quarter net loss of $6.2 million

•	Three new lifecycle management/asset management projects commenced implementation.

DALLAS, April 28, 2005 – Somera Communications (Nasdaq: SMRA), a global provider of telecommunications asset management services, today announced financial results for the first quarter ended March 31, 2005.

Total revenue for the first quarter of 2005 was $20.5 million, compared with $23.2 million for the fourth quarter of 2004. The sequential decline in sales was primarily due to traditional first quarter seasonality and purchasing decision delays resulting from the recent wave of industry mergers and acquisitions.

Gross profit for the first quarter of 2005 grew to $7.7 million, an increase of 24% over the gross profit of $6.2 million reported for the fourth quarter of 2004. Blended gross profit margin for the first quarter was 37%, compared with 27% for the fourth quarter of 2004. The gross margin increase was primarily associated with higher margins on our international business, new lifecycle services programs and improved product supply chain management.

Operating expenses for the first quarter of 2005 were $10.8 million, compared with $12.9 million for the fourth quarter of 2004. The sequential decrease from the fourth quarter directly reflects the impact associated with organizational changes and expense controls implemented during the third and fourth quarters of 2004 to effectively rebalance the Company’s cost structure.

Somera’s net loss was $3.3 million, or $0.07 per share for the first quarter of 2005, an improvement of 47% over the net loss of $6.2 million, or $0.12 per share, for the fourth quarter of 2004.

Somera’s balance sheet at March 31, 2005 included $35.2 million of cash equivalents and short-term investments, $38.9 million in working capital and no long-term debt.

“Our first quarter results demonstrate that we are making progress toward reaching our target breakeven model and delivering on our four point plan to profitability,” commented David W. Heard, Somera’s President and Chief Executive Officer. “I am very pleased to see our gains in gross profit dollars and gross margin, and our quarterly operating expenses decreased according to plan. Going forward, we will seek to manage quarterly expenses while continuing to invest in key areas that will support our growing market penetration. This includes further development of our intellectual property in our operating systems and expansion of our global channel for sales, service and supply.”

Continued Heard, “While total revenue was lower than the fourth quarter of 2004, we signed a large Lifecycle Services contract for spares management with XO Communications, initiated a limited market trial for a similar service with one of our Regional Bell Operating Company (RBOC) customers, and began implementation of our Somera RecoveryPLUS™ program with a top 10 national North America service provider. The positive market response to our service offering gives us confidence in our ability to gain new customers and expand our programs with existing customers. Our pipeline looks promising and our balance sheet provides resources to support our strategic business initiatives.”

“In addition, Somera made several key executive appointments during the first quarter and I believe the Company is solidly positioned with the knowledge, leadership, and sales and service resources to successfully execute our asset management strategy,” concluded Heard.

Teleconference and Webcast

Management will hold a teleconference with simultaneous webcast today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss first quarter results. Please dial 800-510-9691 for domestic calls, or 617-614-3453 for international calls, at least five minutes before start time and use passcode 11010929. The call will be webcast on the Investor Relations page of the Somera web site at http://www.somera.com. Listeners will need to have Microsoft Media Player installed on their computers. A telephonic replay will be available from one hour after the call ends through May 26, 2005, at 888-286-8010 for domestic calls, or 617-801-6888 for international calls, passcode 60318183.

The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at http://www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (http://www.streetevents.com), a password-protected event management site.

About Somera

Somera launched its family of Lifecycle Management Services in 2004 in response to an industry-wide need for telecom asset management to optimize return on assets. Somera’s product offerings enable service providers to generate greater value from legacy assets in the form of lower operating costs, longer product life, higher productivity, and real measurable capital savings. With Somera LifecyclePLUS, customers can outsource elements of network operations, logistics, and technical service. Somera RecoveryPLUS ™ is a program approach to deliver documented savings and expense relief by recovering hidden value in current underutilized assets and inventories. Somera RepairPLUS provides comprehensive support for wireless, wireline, and data products at significant savings and reduced cycle times. These services are in addition to Somera’s traditional Brokerage business that provides immediate availability of quality, warranted new and refurbished equipment at savings of 25 to 60%. Founded in 1995, Somera has developed an impressive base of over 1,100 customers worldwide, including the industry leaders from each segment of the telecommunications market. Visit Somera on the web at www.somera.com.

This news release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about Somera’s projected return to quarterly profitability in the fourth quarter of 2005, Somera’s ability to manage quarterly expense levels, continue to invest in key areas, increase market penetration, develop its operating system and make improvements within its global channel for sales, service and supply, Somera’s ability to gain new customers and expand its programs with existing customers in future periods, the nature of the future market environment, and Somera’s customer pipeline. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions particularly affecting the telecommunications industry; capital equipment spending levels in the telecommunications industry, including the risk of continued customer spending delays associated with carrier consolidation; the impact of competition in the market for supplying equipment and equipment lifecycle management services to telecommunications operators; the risk of potential shortage of product supply; and Somera’s ability to build its lifecycle management services capabilities; and other factors fully described in the company’s reports to the Securities and Exchange Commission (SEC), including but not limited to, the Annual Report on Form 10-K for the fiscal year ended December, 31, 2004, and Quarterly Reports on Form 10-Q. Actual results may differ materially from the statements contained in this new release. The company does not undertake to update any forward-looking statements that may be made by or on behalf of the company. Copies of Somera’s SEC filings may be obtained by contacting Investor Relations, Somera Communications, at 1-805-681-3322.

SOMERA COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(unaudited)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$6,303	$7,654
Short-term investments	28,909	32,757
Accounts receivable, net of allowance for doubtful accounts of $557 and $574 at March 31, 2005 and December 31, 2004, respectively	16,710	16,217
Inventories, net	11,472	10,027
Other current assets	2,473	1,876

Total current assets	65,867	68,531
Property and equipment, net	4,593	4,600
Other assets	142	148
Goodwill	1,760	1,760
Intangible assets, net	33	50

Total assets	$72,395	$75,089

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,854	$12,396
Accrued compensation	2,750	2,503
Other accrued liabilities	9,925	11,139
Deferred revenue	464	723

Total current liabilities	26,993	26,761
Stockholders’ equity:
Preferred stock ($0.001 par value per share; authorized 20,000 shares, no shares issued)
Common stock ($0.001 par value per share; authorized 200,000 shares, shares issued and outstanding: 50,233 and 49,872 at March 31, 2005 and December 31, 2004, respectively	50	49
Additional paid-in capital	75,131	74,652
Unearned stock-based compensation	(289)	(72)
Accumulated other comprehensive loss	(104)	(191)
Accumulated deficit	(29,386)	(26,110)

Total stockholders’ equity	45,402	48,328

Total liabilities and stockholders’ equity	$72,395	$75,089

SOMERA COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Revenues:
Equipment revenue	$18,804	$23,012
Service revenue	1,730	5,376

Total revenues	20,534	28,388

Cost of revenues:
Equipment cost of revenue	11,966	17,756
Service cost of revenue	880	4,152

Total cost of revenues	12,846	21,908

Gross profit	7,688	6,480

Operating expenses:
Sales and marketing	5,830	5,639
General and administrative	4,990	4,648
Amortization of intangible assets	17	17

Total operating expenses	10,837	10,304

Loss from operations	(3,149)	(3,824)
Other expense, net	114	206

Loss before income taxes	(3,263)	(4,030)
Income tax provision	13	26

Net loss	$(3,276)	$(4,056)
Net loss per share: basic and diluted	$(0.07)	$(0.08)

Weighted average shares: basic and diluted	49,935	49,519